UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:
April 11, 2005

INSIGNIA SYSTEMS, INC.

(Exact name of registrant as specified in its chapter)

Minnesota	1-13471	41-1656308

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6470 Sycamore Court North, Maple Grove, Minnesota	55369

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Appointment of Principal Officer.

        Effective April 11, 2005, Mr. Justin W. Shireman, age 54, was appointed to serve as the Company’s Vice President of Finance, Chief Financial Officer and Treasurer. He will serve as an officer until his successor is appointed, or until his prior resignation, removal, or death.

        Since April 2003 Mr. Shireman has been the Company’s Controller. From 2000 to 2002 he was the Controller for Learningbyte International, Inc., a developer of e-learning solutions. From 1994 to 2000 Mr. Shireman held several positions, including Controller and Director of Finance, with LecTec Corporation, a medical device manufacturer.

        Upon employment at the Company, Mr. Shireman signed the Company’s standard Employment Agreement which includes confidentiality and non-compete provisions. On May 5, 2003, Mr. Shireman signed a Change In Control Severance Agreement which entitles him to nine months severance following a change of control of the Company if he is terminated without cause or if he voluntarily terminates for “good reason,” defined in the agreement to include demotion, reduction in salary or benefits, relocation, and certain other events.

Item 9.01.       Financial Statements and Exhibits.

(c) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc.

(Registrant)

Date: April 11, 2005	By /s/ Scott F. Drill

Scott F. Drill, President and Chief Executive Officer